EXHIBIT 99.1

News Release

Quantum to Acquire Starcraft Corp.

Irvine, California, November 23, 2004 – Quantum Fuel Systems Technologies Worldwide Inc., (Nasdaq: QTWW) today announced that it has entered into an agreement whereby Quantum will acquire all of the outstanding shares of Starcraft Corporation (Nasdaq: STCR) in a stock-for-stock exchange valued at approximately $185 million, including the assumption of debt and other consideration. Under the terms of a definitive Agreement and Plan of Merger dated November 23, 2004, each Starcraft shareholder will receive approximately 2.34 shares of Quantum common stock for every share of Starcraft common stock. The merger of Quantum and Starcraft will create a well-capitalized company with strong, complementary revenue streams with a solid product and service portfolio to address the mainstream automotive and hydrogen economy markets.

“We believe this acquisition will expand Quantum’s OEM ‘one-stop-shop’ capability with expanded resources in terms of vehicle system design, powertrain engineering, systems integration, validation, and second stage manufacturing and assembly for all future alternative fuel and fuel cell vehicle programs,” said Alan P. Niedzwiecki, Quantum’s President and Chief Executive Officer. “Merging the two companies will allow the combined company to expand its current OEM capabilities while positioning itself as a major player in the early stage development and production of fuel cell vehicles. The Starcraft product portfolio coupled with its service and assembly capabilities will position Quantum as a specialty vehicle designer, integrator and assembler for low-volume programs with the military and growing OEM customer base.”

“This transaction represents an exciting opportunity to bring together unique operating strengths and synergies and apply them to business opportunities in mainstream and leading edge automotive markets, including hydrogen-based vehicles,” said Jeff Beitzel, Co-Chief Executive Officer of Starcraft. “We see numerous opportunities to expand our collective programs with current customers as well as to build new OEM relationships within the combined business. This transaction will allow us to leverage our technologies, integration capabilities, manufacturing and assembly expertise and customer base. We are excited about this merger and strengthening our profile as a leader in the specialty vehicle design and assembly industry, especially the hydrogen-based opportunities.”

The proposed transaction has the unanimous support of both Boards of Directors, which are recommending that shareholders approve the transaction. Four of Starcraft’s largest shareholders, who collectively represent approximately 51.3% of Starcraft’s outstanding common shares, have entered into a voting agreement with Quantum pursuant to which they have agreed to vote their Starcraft shares in favor of the merger. General Motors, Quantum’s largest stockholder, owning 14.2% of outstanding common shares, has entered into a voting agreement with Starcraft agreeing to vote in favor of the transaction.

Alan Niedzwiecki and Brian Olson of Quantum will continue to serve as President and Chief Executive Officer, and Chief Financial Officer, respectively. Jeff Beitzel, Co-Chief Executive Officer of Starcraft will become Chief Operating Officer of Quantum. Upon closing, Mr. Beitzel will also join the Quantum Board of Directors. Starcraft’s operations, comprised of Tecstar and Wheel to Wheel, will be operated as a wholly-owned subsidiary of Quantum with Mike Schoeffler as President.

The combined company will have an extensive range of operational expertise in areas such as vehicle systems design, powertrain engineering, systems integration, validation, assembly and service readiness for traditional vehicles, alternative fuel platforms, and hydrogen-based fuel cell vehicles. The complementary strengths of each company will engender an expansion of current customer programs and create the potential to attain new OEM programs. The combined company will maintain operations in California, Indiana, Louisiana, Michigan, Texas, and Ontario, Canada, with its headquarters located in Irvine, California.

Starcraft Overview:

•	Starcraft Corporation, (www.starcraftcorp.com) is a Tier One second-stage manufacturer that engineers and integrates its specialty equipment products into motor vehicle applications, primarily pick-up trucks and sport utility vehicles. Starcraft also supplies aftermarket parts to wholesale and retail customers for vehicle customization.

•	Starcraft has strong engineering capabilities focused on powertrain projects and complete vehicle concepts, such as high-performance and racing engines for cars, boats and motorcycles, and complete race cars.

•	Starcraft provides accessory kits for aftermarket vehicle customization such as rack systems, electronics, ground effects, wheel and tire assemblies, and other items that enhance passenger comfort and safety to wholesale and retail customers.

•	The OEM automotive supply business includes Tecstar and Wheel to Wheel, and provides broad automotive vehicle design, powertrain engineering, integration and manufacturing capability for new OEM body styles, mid-cycle enhancements, specialty products, and high-performance engines and drivetrains. Tecstar and Wheel to Wheel design, integrate and install specialty equipment products such as instrument panels, audio/video equipment, body panels, running boards, rack systems, and wheel and tire assemblies.

•	Starcraft has an established network of assembly plants in Indiana, Louisiana, Michigan, Texas and Canada, strategically located near its OEM customers.

Transaction summary:

Under the terms of the Merger Agreement, Starcraft common shareholders will receive 2.34 shares of Quantum stock for every share of Starcraft stock on a tax-free basis. Starcraft common shareholders will own approximately 40% of the pro forma Quantum common shares outstanding immediately following completion of the transaction. Quantum will maintain its listing on the Nasdaq National Market.

The transaction will be submitted to the shareholders of both companies for approval. The transaction is also subject to customary regulatory review and closing conditions, and is expected to close in the first quarter of calendar year 2005.

Adams Harkness, Inc. acted as Quantum’s financial advisor and will deliver a fairness opinion in this matter.

Conference Call:

Quantum will host a conference call Tuesday, November 23, 2004, at 4:00 p.m. EST to discuss the transaction. Access to the call may be obtained by calling (800) 442-9702 or (706) 643-3625, Conference ID# 2479280. Please call in five to ten minutes prior to the call. This conference call will be available via replay until Tuesday, November 30, 2004, 11:55 p.m. EST. You can reach the replay by dialing (800) 642-1687 or (706) 645-9291, Conference ID# 2479280. You may also access the replay on Quantum’s website: http://www.qtww.com/investor_relations/index.shtml.

About Quantum

Quantum is a leading designer, integrator and manufacturer of packaged fuel systems for fuel cells and alternative fuel applications in the transportation, fuel cell stationary power generation and hydrogen refueling infrastructure markets. Leveraging its core competencies in ultra-light weight composite fuel storage, fuel injection, fuel metering, electronic controls, OEM-level systems integration, and years of OEM production experience, Quantum also designs and manufactures hybrid and fuel cell vehicles.

Quantum is a Tier 1 OEM supplier and has product commercialization alliances with General Motors, Sumitomo and IMPCO. Quantum’s customer base includes General Motors, Toyota, Opel, Hyundai, Suzuki, Ford, Sunline, Yamaha, AeroVironment, and the U.S. Army.

Quantum’s website: www.qtww.com.

About Starcraft

Starcraft Corporation is a leading supplier to the OEM automotive supply market. It also supplies aftermarket parts and accessories to wholesale and retail customers throughout the United States.

Statements in this document regarding the proposed transaction between Quantum and Starcraft, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for Quantum, and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by the management of either Quantum or Starcraft constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the failure to realize the synergies and other perceived advantages resulting from the merger; the ability of the parties to successfully integrate Quantum’s and Starcraft’s operations and employees; costs and potential litigation associated with the merger; the failure to obtain the approval of each company’s stockholders; the inability to obtain, or meet conditions imposed for, applicable regulatory and tax requirements relating to the merger; the failure of either party to meet the closing conditions set forth in the definitive merger agreement; the ability to retain key personnel both before and after the merger; each company’s ability to successfully execute its business strategies; competitive conditions in the industry; business cycles affecting the markets in which the companies conduct business; and economic conditions generally. Additional factors may be found in Quantum’s Form 10-K for the year ended April 30, 2004 and in the other documents filed by the parties with the Securities and Exchange Commission.

Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management at the time they are made, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

Additional Information and Where to Find it

Quantum intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Quantum and Starcraft and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the stockholders of Quantum and Starcraft. Investors and securityholders of Quantum and Starcraft are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Quantum, Starcraft and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Quantum or Starcraft with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Quantum by contacting Cathy Johnston at cjohnston@qtww.com or via telephone at (949) 399-4548. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Quantum, Starcraft and their respective directors, executive officers and members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Starcraft and Quantum in favor of the proposed transaction. Information about persons who may be considered participants in the solicitation of the stockholders of Quantum and Starcraft under the rules of the Commission and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

+1-206-315-8242

Cathy Johnston

Director of Communications

+1-949-399-4548

cjohnston@qtww.com

©2004 Quantum Fuel Systems Technologies Worldwide, Inc.

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